Exhibit 99.1

News Release

INTERNATIONAL GAME TECHNOLOGY

REPORTS 2009 FIRST QUARTER RESULTS

(Reno, NV – January 22, 2009) – International Game Technology (NYSE: IGT) reported financial results for the first quarter ended December 31, 2008.

Net income for the quarter was $65.7 million or $0.22 per diluted share compared to $113.7 million or $0.36 per diluted share in the same quarter last year.  Comparability for the quarter was unfavorably impacted by a number of significant items that total $20.4 million, after tax, or $0.07 per diluted share.  A supplemental schedule of these items is included at the end of this release.

Comparability was also affected by an extra week in the current quarter due to the Company’s 52/53-week fiscal year, where fiscal 2009 will contain 53 weeks versus the normal 52 weeks in fiscal 2008.  As a result, the current year quarter was 14 weeks in length compared to 13 weeks in the prior year quarter.

"Our first quarter results reflect the on-going effects of difficult economic conditions worldwide that have impacted both gaming operators and casino patrons.  Although we expect to continue to face a challenging global market environment in the near-term, we remain focused on IGT’s long term objectives.  During the quarter we filled key strategic roles, implemented cost rationalization initiatives and completed the upgrade of our entire line of machine products headlined by our innovative Multi- Layer Display® (MLD®) technology and REELdepth™ games,” said Chairman and CEO TJ Matthews.

Gaming Operations

	Quarters Ended
	December 31,
	2008	2007
Revenues (in millions)
North America	$267.5	$295.2
International	45.8	37.1
Total	$313.3	$332.3

Gross Margin
North America	51%	59%
International	54%	64%
Total	52%	60%

Installed Base
North America	46,900	48,900
International	14,000	10,800
Total	60,900	59,700

Gaming operations posted quarterly year-over-year revenue and gross profit declines of 6% and 19%, respectively.  These declines were the result of lower play levels largely attributable to unfavorable economic conditions combined with continued shifts in the installed base mix toward lower-yielding stand alone, lease and central determination games.  Gross margin was further impacted by the additional interest rate reductions during the quarter that contributed $17.2 million in additional jackpot-related expense due to higher costs to fund jackpot liabilities, as well as $3.5 million in fixed

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asset charges related to technological obsolescence.  Excluding significant items from the comparable periods (see supplemental table), gross margin on gaming operations would have been 58% compared to 61% last year.  The extra week of operations during the quarter contributed approximately $22.4 million in revenue and $11.5 million in gross profit.

The installed base of recurring revenue games increased 1,200 units or 2% from last year and 400 units from the previous sequential quarter.   Growth in international and domestic lease operations markets was partially offset by reductions in Florida and California Class II operations as a result of the Native American operators transitioning to Class III for-sale gaming products.

Product Sales

	December 31,
	2008	2007
Revenues (in millions)
North America - Machine	$137.4	$90.8
North America - Non Machine	77.6	76.1
International - Machine	53.5	123.4
International - Non Machine	19.8	23.2
Total	$288.3	$313.5

Gross Margin
North America	51%	54%
International	49%	52%
Total	50%	53%

Units Shipped
North America	9,500	7,300
International	6,200	12,900
Total	15,700	20,200

Product sales revenue declined 8% and gross profit declined 14% for the quarter on a 22% reduction in worldwide machine shipments.  On a regional basis, North America revenues improved 29% on stronger machine shipments into new or expanding markets, partially offsetting international revenue declines on softer international demand.  International results were challenged by both the unfavorable global economic conditions and difficult comparisons to record results in the prior year.  Total gross margin on product sales was 50% compared to 53% in the prior year, primarily due to obsolescence charges and a less favorable product sales mix.

Operating Expenses, Other Expense and Taxes

Operating expenses increased $35.0 million over the prior year quarter and $1.4 million sequentially.  However, the current quarter included $17.4 million in restructuring charges, $11.3 million in bad debt provisions compared to a favorable provision in the prior year, and approximately $12.6 million in additional expenses associated with an extra week of operations.  Excluding these items, operating expenses decreased 6% from the prior year and 18% sequentially.

Other expense, net, totaled $19.8 million, up from $7.6 million in the prior year quarter.  The increase was mostly driven by higher interest on increased borrowings and investment write-downs.

The tax rate for the quarter was 18.2% compared to 39.6% in the prior year, mostly due to the closure of the 2000 and 2001 IRS exams, retroactive R&D tax credits and other discrete tax items.  Excluding the discrete items, IGT’s tax rate would have been approximately 38%.

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Balance Sheet and Capital Deployment

For the quarter ended December 31, 2008, IGT generated $149.5 million in cash from operations on net income of $65.7 million compared to $120.2 million on net income of $113.7 million in the prior year.

Working capital increased to $745.4 million compared to $733.4 million as of September 30, 2008.  Cash and equivalents (inclusive of restricted amounts) totaled $380.7 million and debt totaled $2.3 billion, with $1.1 billion of available capacity on the Company’s $2.5 billion line of credit as of December 31, 2008.

Earnings Conference Call

As announced on December 26, 2008, IGT will host a conference call to discuss First Quarter results at 6:00 a.m. Pacific Time today.  The access numbers are as follows:

Domestic callers dial 888-843-9209, passcode IGT

International callers dial 415-228-4953, passcode IGT

The conference call will also be broadcast live over the Internet.  A link to the webcast is available at our website http://www.IGT.com/InvestorRelations.  Minimum requirements to listen to the broadcast include Windows Media Player and at least a 28.8Kbps connection to the Internet.  If you are unable to participate during the live webcast, the call will be archived until Friday, January 30, 2009 at http://www.IGT.com/InvestorRelations.

Interested parties not having access to the Internet may listen to a taped replay of the entire conference call commencing at approximately 8:00 a.m. Pacific Time today.  This replay will run through Friday, January 30, 2009.  The access numbers are as follows:

Domestic callers dial 866-429-0570

International callers dial 203-369-0912

In this release, we make some “forward looking” statements, which are not historical facts, but are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable.  These statements also relate to our future prospects and proposed new products, services, developments or business strategies.  These statements are identified by their use of terms and phrases such as: anticipate; believe; could; estimate; expect; intend; may; plan; predict; project; forecast; on track; continue; and other similar terms and phrases including references to assumptions.  These phrases and statements include, but are not limited to, the following:

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we expect to continue to face a challenging global market environment in the near-term

Actual results could differ materially from those projected or reflected in any of our forward looking statements. Our future financial condition and results of operations, as well as any forward looking statements, are subject to change and to inherent known and unknown risks and uncertainties. We do not intend, and undertake no obligation, to update our forward looking statements to reflect future events or circumstances. We urge you to carefully review the following discussion of the specific risks and uncertainties that affect our business. These include, but are not limited to:

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Unfavorable changes to regulations or problems with obtaining needed licenses or approvals

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Decline in the popularity of IGT games or unfavorable changes in player and operator preferences or a decline in play levels, including play levels of recurring revenue games

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Unfavorable economic conditions which may reduce product sales, the play levels of our participation games and our ability to collect outstanding receivables from our customers

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Decreases in or continued low interest rates which in turn increases our costs to fund jackpots

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Slow growth in the number of new casinos or the rate of replacement of existing gaming machines

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Failure to successfully develop and manage frequent introductions of innovative products

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Failure to attract, retain and motivate key employees may adversely affect our ability to compete

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Failure or inability to protect our intellectual property

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Claims of intellectual property infringement or invalidity

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Outstanding debt obligations and significant investments or financing commitments which could adversely impact our liquidity

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Risks related to international operations

Historical results achieved are not necessarily indicative of future prospects of IGT. More information on factors that could affect IGT's business and financial results are included in our most recent Annual Report on Form 10-K and other public filings made with the Securities and Exchange Commission.

International Game Technology (www.IGT.com) is a global company specializing in the design, development, manufacturing, distribution and sales of computerized gaming machines and systems products.

Contact: Patrick Cavanaugh, Chief Financial Officer

+1-866-296-4232

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Unaudited Condensed Consolidated Statements of Income

	Quarters Ended
	December 31,
	2008	2007
(In millions, except per share amounts)
Revenues
Gaming operations	$313.3	$332.3
Product sales	288.3	313.5
Total revenues	601.6	645.8
Costs and operating expenses
Cost of gaming operations	151.9	132.9
Cost of product sales	143.8	146.4
Selling, general and administrative	114.9	100.3
Research and development	53.5	51.3
Restructuring charges	17.4	––
Depreciation and amortization	20.0	19.2
Total costs and operating expenses	501.5	450.1
Operating income	100.1	195.7
Other income (expense), net	(19.8)	(7.6)
Income before tax	80.3	188.1
Income tax provisions	14.6	74.4
Net income	$65.7	$113.7
Basic earnings per share	$0.22	$0.36
Diluted earnings per share	$0.22	$0.36
Weighted average shares outstanding
Basic	293.3	314.4
Diluted	293.7	318.4

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Unaudited Condensed Consolidated Balance Sheets

	December 31,	September 30,
	2008	2008
(In millions)
Assets
Current assets
Cash and equivalents	$261.1	$266.4
Restricted cash and investments	119.6	108.0
Receivables, net	468.1	530.3
Inventories	207.8	218.3
Jackpot annuity investments	67.9	67.5
Other	241.7	279.6
Total current assets	1,366.2	1,470.1
Notes and contracts receivable, net	178.7	148.2
Property, plant and equipment, net	583.6	590.9
Jackpot annuity investments	423.2	423.4
Goodwill and intangibles, net	1,384.3	1,407.4
Other assets	507.1	517.4
Total assets	$4,443.1	$4,557.4
Liabilities and Stockholders' Equity
Current liabilities
Current maturities of notes payable	$11.7	$16.0
Accounts payable	81.1	105.7
Jackpot liabilities	211.8	189.7
Accrued income taxes	16.0	15.3
Dividends payable	42.8	42.9
Other accrued liabilities	257.4	367.1
Total current liabilities	620.8	736.7
Notes payable, net of current maturities	2,270.5	2,247.1
Non-current jackpot liabilities	459.8	461.0
Other liabilities	186.7	203.6
Total liabilities	3,537.8	3,648.4
Total stockholders' equity	905.3	909.0
Total liabilities and stockholders' equity	$4,443.1	$4,557.4

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Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended
	December 31,
	2008	2007
(In millions)
Operations
Net income	$65.7	$113.7
Depreciation, amortization, and asset charges	79.1	69.3
Other non-cash items	26.4	8.9
Changes in operating assets and liabilities:
Receivables	47.3	22.4
Inventories	3.4	3.2
Accounts payable and accrued liabilities	(105.1)	(103.6)
Jackpot liabilities	13.0	(3.5)
Income taxes	(0.9)	48.7
Prepaid and other assets	20.6	(38.9)
Cash from operations	149.5	120.2
Investing
Capital expenditures	(76.0)	(62.7)
Investments, net	(10.3)	15.0
Jackpot annuity investments, net	7.2	8.6
Changes in restricted cash	(11.6)	(5.3)
Business acquisitions	(0.1)	––
Other	(38.3)	(6.8)
Cash from investing	(129.1)	(51.2)
Financing
Debt proceeds (repayments), net	22.2	118.2
Employee stock plans	0.1	30.5
Dividends paid	(42.9)	(44.4)
Share repurchases	––	(149.2)
Cash from financing	(20.6)	(44.9)
Foreign exchange rates effect on cash	(5.1)	0.5
Net change in cash and equivalents	(5.3)	24.6
Beginning cash and equivalents	266.4	261.3
Ending cash and equivalents	$261.1	$285.9

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Unaudited Supplemental Data
	Quarters Ended
Reconciliation of Net Income to Adjusted EBITDA	December 31,
	2008	2007
(In millions)
Net income	$65.7	$113.7
Income tax provisions	14.6	74.4
Other (income) expense, net	19.8	7.6
Restructuring charges	17.4	––
Depreciation and amortization	79.1	69.3
Share-based compensation (excluding restructuring charges)	12.4	9.3
Adjusted EBITDA	$209.0	$274.3

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, including fixed asset charges, share-based compensation, restructuring charges, and other income/expense, net) is a supplemental non-GAAP financial measure used by our management and commonly used by industry analysts to evaluate our financial performance. Adjusted EBITDA provides useful information to investors regarding our ability to service debt and is a commonly used financial analysis tool for measuring and comparing gaming companies in several areas of liquidity, operating performance, valuation and leverage. Adjusted EBITDA should not be construed as an alternative to operating income (as an indicator of our operating performance) or net cash from operations (as a measure of liquidity) as determined in accordance with generally accepted accounting principles. All companies do not calculate Adjusted EBITDA in the same manner and IGT's presentation may not be comparable to those presented by other companies.

	Three Months Ended
Reconciliation of Cash from Operations to Free Cash Flow	December 31,
	2008	2007
(In millions)
Cash from operations	$149.5	$120.2
Investment in property, plant and equipment	(17.1)	(23.1)
Investment in gaming operations equipment	(57.3)	(35.4)
Investment in intellectual property	(1.6)	(4.2)
Free Cash Flow before dividends	73.5	57.5
Dividends paid	(42.9)	(44.4)
Free Cash Flow	$30.6	$13.1

Free cash flow is a supplemental non-GAAP financial measure used by our management and commonly used by industry analysts to evaluate the discretionary amount of our net cash from operations. Net cash from operations is reduced by amounts expended for capital expenditures and dividends paid. Free cash flow should not be construed as an alternative to net cash from operations or other cash flow measurements determined in accordance with generally accepted accounting principles. All companies do not calculate free cash flow in the same manner and IGT's presentation may not be comparable to those presented by other companies.

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Unaudited Supplemental Data (continued)

Items Affecting Comparability	Income statement line impacted	Quarter Ended
		December 31,
		2008	2007
(In millions)		favorable	(unfavorable)

Interest rate changes on jackpot expense	Cost of gaming operations	$(17.2)	$(1.2)
Salvage value adjustments	Cost of gaming operations	––	(2.4)
Fixed asset charges (technological obsolescence)	Cost of gaming operations	(3.5)	––
Inventory write-downs (technological obsolescence)	Cost of product sales	(2.6)	––
Restructuring charges	Sales, General, & Administrative	(17.4)	––
Bad debt provision	Sales, General, & Administrative	(11.3)	4.6
Investment write-downs (a)	Other income & expense	(5.3)	––
Foreign currency exchange losses	Other income & expense	(4.1)	(2.2)
Gain on repurchases of convertible debentures	Other income & expense	4.4	––
Subtotal amounts before tax	Income before tax	$(57.0)	$(1.2)
Tax effect (a)	Income tax provision	19.6	0.4
Discrete tax items	Income tax provision	17.0	(2.3)
Total amounts after tax		$(20.4)	$(3.1)

(a) No tax benefit associated with investment write-downs